Exhibit 99.3

Form of Proxy

REVOCABLE PROXY

WATERFIELD MORTGAGE COMPANY, INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WATERFIELD MORTGAGE COMPANY, INCORPORATED

The undersigned shareholder of Waterfield Mortgage Company, Incorporated ( “Waterfield Mortgage”) hereby constitutes and appoints [            ] and [            ], or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of Waterfield Mortgage to be held at [            ] on [            ], 2006 at [            ] a.m., local time (the “Meeting”), all of the shares of Waterfield Mortgage that the undersigned is entitled to vote at the Meeting, or any adjournment thereof, on the following proposals, each of which is described in the accompanying Proxy Statement, and, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof:

1.	The approval of the Agreement and Plan of Merger dated as of February 3, 2006, by and between Sky Financial Group, Inc., Waterfield Mortgage Company, Incorporated, and Waterfield Shareholder LLC and the approval of the merger and other transactions contemplated by that agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The approval of a proposal to terminate the Shareholders’ Agreement, dated as of May 27, 1999, as amended, among Waterfield Mortgage and the Waterfield Mortgage shareholders party thereto.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Election of Directors to serve until the 2007 Annual Meeting of Waterfield Mortgage Shareholders (if any).

01. Donald A. Sherman	☐ FOR	☐ AGAINST	☐ ABSTAIN
02. Jeffrey H. Thomasson	☐ FOR	☐ AGAINST	☐ ABSTAIN
03. Steve Goldsmith	☐ FOR	☐ AGAINST	☐ ABSTAIN
04. Richard D. Waterfield	☐ FOR	☐ AGAINST	☐ ABSTAIN
05. Dan R. Dalton	☐ FOR	☐ AGAINST	☐ ABSTAIN
06. Thomas M. West	☐ FOR	☐ AGAINST	☐ ABSTAIN
07. Howard L. Chapman	☐ FOR	☐ AGAINST	☐ ABSTAIN
08. J. Timothy McGinley	☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT: Please sign and date this Proxy below.

The Board of Directors recommends a vote “FOR” proposal 1.

The Board of Directors recommends a vote “FOR” proposal 2.

The Board of Directors recommends a vote “FOR” proposal 3.

This Revocable Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Revocable Proxy will be voted FOR proposals 1, 2 and 3.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2006 Annual Meeting of Shareholders of Waterfield Mortgage and of the accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on your certificate evidencing your ownership of the common shares of Waterfield Mortgage. Joint accounts require both signatures. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WATERFIELD MORTGAGE. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES IN THE ACCOMPANYING ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date